Dime Community Bancshares, Inc.

2013 Equity and Incentive Plan

Adopted March 28, 2013
Effective as of May 23, 2013

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DIME COMMUNITY BANCSHARES, INC.
2013 EQUITY AND INCENTIVE PLAN

Article I

Purpose

Section 1.1                          General Purpose of the Plan. The purpose of the Plan is to promote the growth and profitability of Dime Community Bancshares, Inc., by providing certain directors, key officers and employees of Dime Community Bancshares, Inc. and its Subsidiaries with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of Common Stock of Dime Community Bancshares, Inc. or other incentive vehicles.

Article II

Definitions

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1                          Award means a compensation opportunity that is made available under the Plan, whether denominated in Shares, Stock Units or cash.

Section 2.2                          Award Agreement means, with respect to any Award, a written instrument evidencing the Award and establishing the terms and conditions thereof.

Section 2.3                          Bank means The Dime Savings Bank of Williamsburgh, a New York state chartered savings bank, and any successor thereto.

Section 2.4                          Beneficiary means the Person designated by an Eligible Individual to receive any compensation or exercise any right relating to Awards made to that Eligible Individual that may be available following the Eligible Individual's death.

Section 2.5                           Board means the Board of Directors of the Company.

Section 2.6                          Change in Control means any of the following events:

(a)            the occurrence of any event (other than an event described in section 2.6(c)(i)) upon which any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 25% or more of the combined voting power of all of the Company's then outstanding securities; or

(b)            the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company's stockholders was approved by the affirmative vote of at least two-thirds of  the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company; or

(c)            the consummation of:

(i)            a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

(A)            either (I) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

(B)            if the entity which results from such merger or consolidation is not the Company, such entity expressly agrees in writing to assume and perform the Company's obligations under the Plan; or

(ii)            a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of its assets; and

(d)            any event that would be described in section 2.6(a), (b) or (c) if the "Bank" were substituted for the "Company" therein.

Section 2.7                          Change in Control Event means a Change in Control that is also a change in ownership or effective control (within the meaning of section 409A of the Code and the regulations thereunder) with respect the Recipient of an Award that constitutes a non-qualified deferred compensation plan for purposes of section 409A of the Code.

Section 2.8                          Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.9                          Committee means the Committee described in section 4.1.

Section 2.10                          Company means Dime Community Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

Section 2.11                          Covered Employee means, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a "covered employee" (within the meaning of section 162(m) of the Code).

Section 2.12                          Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death. In the case of an Award that constitutes a non-qualified deferred compensation plan, the existence of a "Disability" shall be determined in accordance with section 409A of the Code and the regulations thereunder.

Section 2.13                          Disinterested Board Member  means a member of the Board who:  (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Items 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares.

Section 2.14                          Earliest Exercise Date means, with respect to an Option, the earliest date on which the Option may be exercised.  The Earliest Exercise Date may, but need not, be the same as the Option's Vesting Date.

Section 2.15                          Effective Date means [date of stockholder approval].

Section 2.16                          Eligible Employee means any employee of the Company, or of a Parent or Subsidiary, whom the Committee may determine to be a key officer or employee and select to receive an Award.

Section 2.17                          Eligible Individual means: (a) any Eligible Employee; and (b) any non-employee director of the Company or a Parent or Subsidiary.

Section 2.18                          Employer means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other Parent or Subsidiary.

Section 2.19                          Equity Award means an Award that is both denominated and settled in Shares.

Section 2.20                          Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.21                          Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Section 2.22                          Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the cash payment due upon exercise of a Stock Appreciation Right is computed.

Section 2.23                          Fair Market Value means, with respect to a Share on a specified date:

(a)            the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(b)            if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c)            if sections 2.23(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine such determination to be made, in the case an Award that is intended to constitute a "stock right" for purposes of section 4090A of the Code and the regulations thereunder, in a manner consistent with the requirements of section 409A of the Code and the regulations thereunder.

Section 2.24                          Family Member means, with respect to any Eligible Individual:  (a) any of the Eligible Individual's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Eligible Individual's household (other than as a tenant or employee, directly or indirectly, of the Eligible Individual); (c) a trust in which any combination of the Eligible Individual and Persons described in section 2.24(a) and (b) own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Eligible Individual and Persons described in sections 2.24(a) and (b) control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Eligible Individual and Persons described in sections 2.24(a) and (b) control more than fifty percent (50%) of the voting interests.

Section 2.25                          Incentive Stock Option means a right to purchase Shares that is granted to an Eligible Employee pursuant to section 5.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

Section 2.26                          Non-Equity Award means an Award is either denominated or settled in a medium other than Shares.

Section 2.27                          Non-Qualified Stock Option means a right to purchase Shares that is either (a) granted to an Eligible Individual who is not an Eligible Employee or (b) granted to an Eligible Employee and either (i) is not designated by the Committee to be an Incentive Stock Option, or (ii) does not satisfy the requirements of section 422 of the Code.

Section 2.28                          Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.29                          Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Section 2.30                          Parent means any entity, whether or not incorporated, in an unbroken chain of entities ending with the Company where each entity other than the first entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity's outstanding stock or other interests that vote generally in the election of the other entity's directors or other governing body.

Section 2.31                          Performance-Based Award means an Award the vesting of which is contingent, in whole or in part, on the achievement of one or more Performance Goals.

Section 2.32                          Performance Goal means, with respect to any Performance-Based Award, the performance goal or performance goal(s) established pursuant to section 9.1(a), the attainment of which is a condition of vesting of the Performance-Based Award.

Section 2.33                          Performance Measurement Period means, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

Section 2.34                          Permitted Transferee means, with respect any Recipient, a Family Member of the Recipient to whom an Option has been transferred in accordance with section 5.8.

Section 2.35                          Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Section 2.36                          Plan means the Dime Community Bancshares, Inc. 2013 Equity and Incentive Plan, as amended from time to time.

Section 2.37                          Qualifying Termination means a Recipient's termination of service that occurs upon or following a Change in Control that is either (a) an involuntary discharge or removal from office that is not a Termination for Cause or (ii) a voluntary resignation within ninety (90) days following:  (A)  the failure of the Recipient's employer or its stockholders to appoint or re-appoint or elect or re-elect the him to serve in the same position in he was serving on the day before the Change in Control; (B) the expiration of a thirty (30) day period following the date on which the Recipient gives written notice to his employer of its material failure, whether by amendment of its charter or by-laws, action of its board of directors or stockholders or otherwise, to vest in the Recipient the functions, duties, or responsibilities vested in the Recipient on the day before Change in Control (or the functions, duties and responsibilities of a more senior office to which the Recipient may subsequently be appointed), unless during such thirty (30) day period, the Recipient's employer fully cures such failure; (C) the failure of the Recipient's employer to cure a material breach of any employment agreement in effect with him, within thirty (30) days following written notice from the Recipient of such material breach;  (D)  a reduction in the compensation provided to the Recipient, or a material reduction in the benefits provided to the Recipient under his employer's program of employee benefits, compared with the compensation and benefits that were provided to the Recipient on the day before the Change in Control; or (E) a change in the Recipient's principal place of employment that would result in a one-way commuting time in excess of the greater of (I) 30 minutes or (II) the Recipient's commuting time immediately prior to such change.

Section 2.38                          Recipient means the person to whom an Award is made.

Section 2.39                          Restricted Stock Award means an Award made under Article VII of the Plan.

Section 2.40                          Retirement means termination of service with the Employer at or after attainment of age 65 or at or after attaining age 55 and completing at least 10 years of Service; provided, however, that in no event shall a Termination for Cause constitute a Retirement.

Section 2.41                          Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a common-law employee, consultant or non-employee director to the Company or a Parent or Subsidiary.

Section 2.42                          Share means a share of Common Stock, par value $.01 per share, of the Dime Community Bancshares, Inc.

Section 2.43                          Stock Appreciation Right means the right upon exercise to receive, in cash or Shares, the amount equal to the excess (if any) of (a) the Fair Market Value of a Share on the date of exercise over (b) the Exercise Price.

Section 2.44                          Stock Unit means an economic right under the Plan the value of which is equal to the Fair Market Value of a Share.  A Stock Unit may represent a future right to receive a cash payment or Shares in settlement thereof, as specified in the applicable Award Agreement.

Section 2.45                          Subsidiary means any entity, whether or not incorporated, in an unbroken chain of entities beginning with the Company where each entity other than the last entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity's outstanding stock or other interests that vote generally in the election of the other entity's directors or other governing body.

Section 2.46                          Termination for Cause means one of the following:

(a)            for an Eligible Individual who is an officer or employee of the Bank, the Company or any Parent or Subsidiary, termination of employment with the Employer upon the occurrence of any of the following:

(i)            the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony;

(ii)             the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

(iii)            the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer;

(iv)            the employee breaches his fiduciary duties to the Employer for personal profit; or

(v)            the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer; and

(b)            for an Eligible Individual who is a  non-employee director, removal for cause under the terms of the charter or by-laws or any law, rule or regulation applicable to the entity upon whose board of directors the individual serves as a non-employee director.

Section 2.46                          Vesting Date means the date on which an Award ceases to be forfeitable.

Article III

Available Shares and Award Limits

Section 3.1                          Shares Available.

The maximum number of Shares that may be issued under the Plan is One Million (1,000,000).  The number of shares available under the Plan shall be:

(a)            reduced by the number of Shares underlying Equity Awards made under the Plan;

(b)            increased by the number of Shares underlying Equity Awards made under the Plan that expire or are canceled or otherwise cease to exist without the issuance of Shares or are forfeited and result in a return of issued Shares; and

(c)            reduced by the number of Shares issued in settlement of Non-Equity Awards.

For avoidance of doubt, if and to the extent that Shares are retained by or returned to the Company for satisfaction of tax withholding obligations or the payment of Exercise Price or other acquisition costs in connection with the vesting, settlement or exercise of an Equity Award, the Shares so retained or returned will not increase the number of Shares available under the Plan.  The number of available Shares shall be subject to further adjustment as provided in section 12.3.

Section 3.2                          Limits on Equity Awards.

The maximum number of Shares that may be awarded in any calendar year to an Eligible Individual in the form of Equity Awards shall be (i) in the case of an Eligible Individual who is also an Eligible Employee, 60,000 Shares and (ii) in all other cases, 25,000 Shares.   The limits established under this section 3.2 are subject to adjustment as provided in section 12.3.

Section 3.3                          Limits on Non-Equity Awards.

(a)            In the case of a Non-Equity Award that is denominated in Shares, the maximum Non Equity Award that may be made to an Eligible Individual in any calendar year shall be   (i) in the case of an Eligible Individual who is also an Eligible Employee,  60,000 Shares and (ii) in all other cases, 25,000 Shares.

(b)            In the case of a Non-Equity Award that is not denominated in Shares (whether or not settled in Shares), the maximum Non-Equity Award that may be made to an Eligible Individual in any calendar year shall be (i) in the case of an individual who is also an Eligible Employee, Two Million Dollars ($2,000,000.00), and (ii) in all other cases, $-0-.

(c)            The limits established under section 3.3(a) and (b) are subject to adjustment as provided in section 12.3.

Article IV

Administration

Section 4.1                          Committee.

(a)            Subject to section 4.1(b), the Plan shall be administered by the members of the Compensation Committee of Dime Community Bancshares, Inc. who are Disinterested Board Members.  If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

(b)            The Board may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(c)            No member of the Committee or the Board shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or Board, as applicable, are similarly affected.

Section 4.2                          Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper.  A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee.  All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties.  Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3                          Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a)            to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares and/or dollar amounts subject to the Awards, if any, to be granted, and the terms and conditions thereof;

(b)            with the consent of the Recipient or Beneficiary, as applicable, amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date or Earliest Exercise Date thereof, but any such amendment or modification to an Award that constitutes a non-qualified deferred compensation plan within the meaning of section 409A of the Code and the regulations thereunder shall conform to the requirements of section 409A of the Code and the regulations thereunder;

(c)            to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)            to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

Section 4.4                          Delegation.

(a)            To the extent permitted under Delaware law, the Committee may delegate to an executive officer, or committee of executive officers, of the Company all or any portion of its power and discretion to grant Awards to any Eligible Employee who is not an executive officer and to establish and modify the terms and conditions of such Awards; provided, however, that such delegation shall impose a limit on the aggregate number of Shares which may be issued in settlement of Awards made under such delegated authority and shall establish, specifically or by formula or reference to an established index or other objective means, the Exercise Price for any Option or Stock Appreciation Right granted under such delegated authority.  The Committee may revoke any delegation made at any time, but such revocation shall not affect actions previously taken in good faith in reliance on delegated authority.

(b)            Subject to such limits as it may in its discretion impose, the Committee may delegate to any officer of the Company the power and discretion to establish administrative rules, regulations and procedures for the administration of the Plan and Awards made under the Plan that are of general application to all parties similarly situated and to perform administrative functions.  In no event shall such delegated authority extend to the establishment of the material terms of Awards to executive officers, including but not limited to the application or enforcement of service-based or performance-based vesting conditions, the acceptance of Shares or withholding of Shares from exercised Awards in satisfaction of withholding taxes or payment of Exercise Price or any other matter required under applicable law, rule or regulation of any governmental authority, or of any self-regulatory body to which the Company chooses to be subject, to be determined by the Board, the independent members of the Board, or a committee consisting exclusively of independent members of the Board.

(c)            For the purposes of this section 4.4, the Company's "executive officers" at any relevant time shall be the officers of the Company who, by virtue of their positions as officers, are required to file, or actually do file, beneficial ownership reports with the Securities and Exchange Commission pursuant to section 16 of the Exchange Act.

Article V

Options

Section 5.1                          Grant of Options.

(a)            Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares.  An Option for an Eligible Employee must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. An Option for an Eligible Individual who is not an Eligible Employee shall be a Non-Qualified Stock Option.

(b)            Any Option granted under this section 5.1 shall be evidenced by a written Award Agreement which shall:

(i)            specify the number of Shares covered by the Option determined in accordance with section 5.2;

(ii)            specify the Exercise Price, determined in accordance with section 5.3, for the Shares subject to the Option;

(iii)            specify the Earliest Exercise Date and the Exercise Period determined in accordance with section 5.4;

(iv)            specify the Vesting Date determined in accordance with section 5.5;

(v)            set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(vi)            contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.

Section 5.2                          Size of Option Award.

Subject to Article III and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3                          Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4                          Exercise Period; Earliest Exercise Date.

(a)            Subject to section 5.4(b), the Exercise Period during which an Option may be exercised shall commence on the Earliest Exercise Date specified by the Committee in the Award Agreement (or, if no Earliest Exercise Date is specified in the Award Agreement, on the Vesting Date).  It shall expire on the date specified in the Award Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i)            the date and time when the Recipient terminates Service for any reason other than the Recipient's death, Disability or discharge that is not a Termination for Cause; and

(ii)            the last day of the three-month period that begins on the date and time when the Recipient terminates Service due to discharge that is not a Termination for Cause;

(iii)            the last day of the one-year period that begins on the date and time when the Recipient terminates Service due to the Recipient's death or Disability; and

(iv)            the last day of the ten-year period commencing on the date on which the Option was granted.

A Recipient's termination of Service prior to the Earliest Exercise Date of an Option shall, unless otherwise provided in the Award Agreement, result in the Option being canceled without consideration at the close of business on the last day of Service.  An Option that remains unexercised at the close of business on the last day of the Exercise Period (including but not limited to an Option whose Earliest Exercise Date has not occurred) shall be canceled without consideration at the close of business on the last day of the Exercise Period.

(b)             Unless otherwise determined by the Committee and specified in the Award Agreement:

(i)            if a Change in Control occurs while an Option is outstanding and on or before its scheduled expiration date, then for purposes of exercising vested Options, the date on which the Exercise Period expires shall be extended to the earliest to occur of:  (A) the tenth (10th) anniversary of the date the Option was granted; and (B) the third (3rd) anniversary of the date of the Change in Control; or any later date determined under section 5.4(b)(ii) or (iii);

(ii)            if a Change in Control occurs while an Option is outstanding and on or before its Earliest Exercise Date, then solely for the purpose of measuring the Exercise Period (but not for purposes of vesting), the Recipient of the Option shall be deemed to continue in Service through the applicable Earliest Exercise Date, and the date on which the Exercise Period expires shall be extended to the     earliest to occur of:  (A) the tenth (10th) anniversary of the date the Option was granted; (B) the third (3rd) anniversary of the date of the Change in Control; and (C) ninety (90) days after the Earliest Exercise Date; or any later date determined under section 5.4(b)(i) or (iii);

(iii)            if, on the date an Option is otherwise scheduled to expire, the holder of the Option may not then exercise the Option or sell Shares on a national securities exchange without violating applicable federal, state or local securities laws or the terms of a securities trading blackout (including but not limited to a blackout period established under the Company's securities trading policy or a contractual lockup in connection with a securities offering or other transaction involving the Company), the date on which the Exercise Period expires shall be extended to the earliest to occur of:  (A) the tenth (10th) anniversary of the date the Option was granted; and (B) ninety (90) days after the last day of the securities trading blackout; or any later date determined under section 5.4(b)(i) or (ii); and

(iv)            the Earliest Exercise Date (but not the Vesting Date) of any Option outstanding on the date of the Recipient's termination of Service due to death or Disability shall be accelerated to the date of such termination of Service provided that the Recipient of such Option remained in continuous Service during the period beginning on the date the Option is granted and ending on the date of termination of Service.

Section 5.5                          Vesting Date.

(a)            Subject to section 5.5(b), the Vesting Date for each Option granted under the Plan shall be the date determined by the Committee and specified in the Award Agreement.  If no provision for vesting is made in the Award Agreement, the Vesting Date shall be:

(i)            the first anniversary of the date of grant, as to 25% of the Shares subject to the Option as of the date of grant;

(ii)            the second anniversary of the date of grant, as to an additional 25% of the Shares subject to the Option as of the date of grant;

(iii)            the third anniversary of the date of grant, as to an additional 25% of the Shares subject to the Option as of the date of grant;

(iv)            the fourth anniversary of the date of grant, as to any remaining balance of the Shares subject to the Option as of the date of grant;

(vi)            in the event of the Recipient's termination of Service due to the Recipient's Retirement, Death or Disability, the date of termination of Service, as to a pro-rated portion of the unvested Options computed to correspond to the portion of such unvested Options for which expense has been accrued on the Company's financial statements.

Failure of a Recipient to remain in continuous Service during the period beginning on the date an Option is granted and ending on the Option's Vesting Date shall result in a cancellation of the Option without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b)            Except to the extent that an applicable Award Agreement expressly provides otherwise:  (i) each Option granted to an Eligible Individual who is not an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall be 100% vested and non-forfeitable as of the date of the Change in Control; and (ii) each Option that is outstanding to an Eligible Employee on the date such Eligible Employee experiences a Qualifying Termination shall be 100% vested and nonforfeitable on the date of such Qualifying Termination.

Section 5.6                          Additional Restrictions on Incentive Stock Options.

An Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a)            If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

(b)            The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(c)            The Exercise Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Exercise Period that does not satisfy this requirement, the designated Exercise Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(d)            An Incentive Stock Option that is exercised during its designated Exercise Period but more than:

(i)            three (3) months after the termination of employment with the Company and all of its Parents and Subsidiaries (other than on account of disability within the meaning of section 22(e)(3) of the Code or death of the Eligible Employee to whom it was granted); or

(ii)            one (1) year after such individual's termination of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code) or death;

may be exercised in accordance with the terms of the Option but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

(e)            Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

Section 5.7                          Method of Exercise.

(a)            Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time after the Earliest Exercise Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased.  An Option Holder shall exercise an Option to purchase Shares by:

(i)            givingnotice, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

(ii)            delivering full payment, consistent with section 5.7(b), for the Shares as to which the Option is to be exercised; and

(iii)            satisfying such other conditions as may be prescribed in the Award Agreement.

(b)            The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i)            in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii)            if and to the extent not prohibited by the Committee, either (A) in the form of Shares already owned by the Option holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid or (B) by withholding from delivery upon exercise of the Option that number of Shares having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii)            such other method of payment as the Committee may permit; or

(iv)            by a combination thereof.

Unless prohibited by the Committee, payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c)            When the requirements of section 5.7(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 8.3.

Section 5.8                          Limitations on Options

(a)            An Option by its terms shall not be transferable by any Option Holder, except that (i) a Recipient may transfer a Non-Qualified Stock Option to the Recipient's Family Members during his lifetime; and (b) any Option Holder may transfer Options remaining unexercised at his death to a Beneficiary or by will or by the laws of descent and distribution. Any permitted transfer to Family Members shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it.  Thereafter, the Permitted Transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the Recipient except the right to transfer the Option to Family Members.  If a privilege of the Option depends on the life, Service, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, Service, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

(b)           The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Article VI

Stock Appreciation Rights

Section 6.1                          Grant of Stock Appreciation Rights.

(a)            Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual a Stock Appreciation Right.  A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right.  A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates.

(b)            Any Stock Appreciation Right granted under this section 6.1 shall be evidenced by a written Award Agreement which shall:

(i)            in the case of a tandem Stock Appreciation Right, relate to the same number of Shares; be settled only in Shares; have the same Exercise Price, Exercise Period, Vesting Date and other terms and conditions as the Option to which it relates and provide that the exercise of the related Option shall be deemed to cancel the Stock Appreciation Right for a like number of Shares and that the exercise of the Stock Appreciation Right shall be deemed to cancel the related Option for a like number of Shares;

(ii)            in the case of a stand-alone Stock Appreciation Right:

(A)            specify the number of Shares covered by the Stock Appreciation Right;

(B)            specify the Exercise Price, determined in accordance with section 7.3;

(C)            specify the Earliest Exercise Date and the Exercise Period;

(D)            specify the Vesting Date;

(E)            specify whether the Stock Appreciation will be settled in cash or in Shares;

(F)            set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(G)            contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to a Stock Appreciation Right granted to an Eligible Individual.

Section 6.2                          Size of Stock Appreciation Right.

Subject to Article III and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted stand-alone Stock Appreciation Rights shall be determined by the Committee, in its discretion; provided, however, that a tandem Stock Appreciation Right shall be granted for a number of Shares no greater than the number of Shares subject to the related Option.

Section 6.3                          Exercise Price.

The price per Share at which a  stand-alone Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 6.4                          Exercise Period.

(a)            Subject to section 6.4(b), the Exercise Period during which a stand-alone Stock Appreciation Right may be exercised shall commence on the Vesting Date and shall expire on the date specified in the Award Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i)            the date and time when the Recipient terminates Service for any reason; and

(ii)            the last day of the ten-year period commencing on the date on which the Option was granted.

A Recipient's termination of Service prior to the Vesting Date of a Stock Appreciation Right shall, unless otherwise provided in the Award Agreement, result in the Stock Appreciation Right being canceled without consideration at the close of business on the last day of Service.  A Stock Appreciation Right that is vested and remains unexercised at the close of business on the last day of the Exercise Period shall be deemed automatically exercised on such date.

Section 6.5                          Vesting Date.

(a)            Subject to section 6.5(b), the Vesting Date for each stand-alone Stock Appreciation Right granted under the Plan shall be the date determined by the Committee and specified in the Award Agreement or, if no provision for vesting is made in the Award Agreement, the Vesting Date shall be:

(i)            the first anniversary of the date of grant, as to 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(ii)            the second anniversary of the date of grant, as to an additional 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(iii)            the third anniversary of the date of grant, as to an additional 25% of the Shares subject to the Stock Appreciation Right as of the date of grant;

(iv)            the fourth anniversary of the date of grant, as to any remaining balance of the Shares subject to the Stock Appreciation Right as of the date of grant;

(v)            in the event of the Recipient's termination of Service due to the Recipient's Retirement, Death or Disability, the date of termination of Service, as to a pro-rated portion of the unvested Stock Appreciation Right computed to correspond to the portion of such unvested Stock Appreciation Right for which expense has been accrued on the Company's financial statements.

Failure of a Recipient to remain in continuous Service during the period beginning on the date a Stock Appreciation Right is granted and ending on the Stock Appreciation Right's Vesting Date shall result in a cancellation of the Stock Appreciation Right without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b)            Except to the extent that an applicable Award Agreement expressly provides otherwise:  (i) each Stock Appreciation Right granted to an Eligible Individual who is not an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall be 100% vested and non-forfeitable as of the date of the Change in Control; and (ii) each Stock Appreciation Right that is outstanding to an Eligible Employee on the date such Eligible Employee experiences a Qualifying Termination shall be 100% vested and nonforfeitable on the date of such Qualifying Termination.

Section 6.6                          Method of Exercise.

(a)            Subject to the limitations of the Plan and the Award Agreement, a Recipient may, at any time after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised.  A Recipient shall exercise a Stock Appreciation Right by:

(i)            giving written notice, in such form and manner as the Committee may prescribe, of his intent to exercise the Stock Appreciation Right; and

(ii)            satisfying such other conditions as may be prescribed in the Award Agreement.

Any stand-alone Stock Appreciation Rights that are vested and remain unexercised at the expiration date of the relevant Exercise Period shall be deemed automatically exercised on such date without the requirement of notice or any other action on the part of the Recipient.

(b)            When the requirements of section 6.6(a) have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Recipient (or, in the event of his death, his Beneficiary) of a payment in an amount per Share equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, or, if applicable Shares with an aggregate Fair Market Value of a like amount.

Article VII

Restricted Stock Awards

Section 7.1                          In General.

(a)            Each Restricted Stock Award shall be evidenced by an Award Agreement issued by the Committee to the Eligible Individual, which Award Agreement shall:

(i)             specify the number of Shares or Stock Units covered by the Restricted Stock Award;

(ii)            specify the amount (if any) which the Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii)            specify whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv)            specify the date of grant of the Restricted Stock Award; and

(v)            specify the Vesting Date for the Restricted Stock Award;

(vi)            if the restricted is denominated in Stock Units, specify whether settlement of the Award shall be in cash or Shares and the settlement date, which may but need not be the Vesting Date.

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b)            All Restricted Stock Awards shall be in the form of issued and outstanding Shares or Stock Units.  Restricted Stock Awards in the form of issued and outstanding Shares shall be in Shares that are either:

(i)            registered in the name of the Committee or other trustee or custodian for the benefit of the Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii)            registered in the name of Recipient and held by the Committee, together with a stock power executed by the Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii)            registered in the name of and delivered to the Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable Vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Dime Community Bancshares, Inc. and [Name of Recipient] dated [Date] made pursuant to the terms of the Dime Community Bancshares, Inc. 2013 Equity and Incentive Plan, copies of which are on file at the executive offices of Dime Community Bancshares, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c)            An Award by its terms shall not be transferable by the Eligible Individual other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient.

(d)            An Award that is denominated in Stock Units shall be settled as soon as practicable, and in any event, within 2-1/2 months, after its Vesting Date unless a later settlement date is specified in the Award Agreement.

Section 7.2                          Vesting Date.

(a)            The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement and, if no date is specified in the Award Agreement, shall be the first anniversary of the date of grant as to 25% of the Shares; the second anniversary of the date of grant as to an additional 25% of the Shares; the third anniversary of the date of grant as to an additional 25% of the Shares; and the fourth anniversary of the date of grant as to the remaining balance of the Shares. Failure of a Recipient to remain in continuous Service during the period beginning on the date an Award is granted and ending on the Award's Vesting Date shall result in (i) in the case of an Award that is not in the form of outstanding Shares, a cancellation of the Award without consideration at the earliest date and time at which the Recipient is not in Service; and (ii) in the case of an Award that is in the form of issued and outstanding Shares for which the Recipient has paid monetary consideration, a return of the Shares forfeited to the Company, and the Committee shall cause the Company to pay to the Recipient, an amount equal to the lesser of (A) the amount of monetary consideration paid for the Shares that are forfeited and (B) the Fair Market Value of the Shares forfeited determined on the date of the forfeiture.

(b)            Except to the extent that an applicable Award Agreement expressly provides otherwise, in the event of the Recipient's termination of Service due to the Recipient's Retirement, Death or Disability, an outstanding Restricted Stock Award will vest, as of the date of termination of Service, as to a pro-rated portion of the unvested Restricted Stock Award computed to correspond to the portion of which unvested Options for which expense has been accrued on the Company's financial statements.  Except to the extent that an applicable Award Agreement expressly provides otherwise:  (i) each Restricted Stock Award granted to an Eligible Individual who is not an Eligible Employee that is outstanding under the Plan on the date on which a Change in Control occurs shall be 100% vested and non-forfeitable as of the date of the Change in Control; and (ii) each Restricted Stock Award that is outstanding to an Eligible Employee on the date such Eligible Employee experiences a Qualifying Termination shall be 100% vested and nonforfeitable on the date of such Qualifying Termination.

Article VIII

Other Awards

Section 8.1                          Other Equity Awards.

Subject to the terms of the Plan and such other limits and the Board may impose, the Committee may award any other type of Equity Award that is both denominated and settled in Shares and establish the terms and conditions thereof, which shall be set forth in an Award Agreement.  Any Award under this section 8.1 that is the functional equivalent of an Option, Stock Appreciation Right or Restricted Stock Award shall conform to the requirements of Article V, VI or VII, as applicable.

Section 8.2                          Other Non-Equity Awards.

Subject to the terms of the Plan and such other limits as the Board may impose, the Committee may award any type of Non-Equity Award that is either denominated or settled in a medium other than Shares and establish the terms and conditions thereof, which shall be set forth in an Award Agreement; provided, however, that any Non-Equity Award other than a Stock Appreciation Right shall be a Performance-Based Award, and any Award under this section 8.2 that is the functional equivalent of an Option, Stock Appreciation Right or Restricted Stock Award shall conform to the requirements of Article V, VI or VII, as applicable.
.

Article IX

Performance-Based Awards

Section 9.1                           Performance-Based Awards; Performance Goals.

The Committee may designate any Award made under the Plan as a Performance-Based Award.  At the time it grants a Performance-Based Award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition of the Recipient's right to retain or receive payment in respect of the Award.  The Performance Goals shall be selected from among the following:

(a)	Earnings per common share
(b)	Net income
(c)	Return on average equity
(d)	Return on average assets
(e)	Earnings
(f)	Stock price
(g)	Strategic business objectives, consisting of one or more objectives based upon satisfying specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(h)	Operating income
(i)	Operating efficiency ratio
(j)	Net interest spread
(k)	Loan production volumes
(l)	Non-performing loans
(m)	Cash flow
(n)	Total shareholder return
(o)	Net revenue
(p)	Gross revenue
(q)	Operating expense
(r)	Fee income
(s)	Deposit growth
(t)	Capital levels
(u)	Net interest margin
(v)	Net charge-offs
(w)	Non-performing assets

(x)	Except for Performance-Based Awards intended to comply with section 162(m) of the Code, any other criteria established by the Committee
(y)	Any combination of (a) through (w) above

Performance Goals may be established on the basis of reported earnings, core earnings or cash earnings, tangible, intangible or risk-weighted assets or capital levels, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations.  Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.  Unless otherwise provided at the time an Award is made or as otherwise permitted under section 162(m) of the Code, any Performance Goal that is determined or expressed on the basis of Generally Accepted Accounting Principles shall be determined or expressed on the basis of Generally Accepted Accounting Principles applied as of the date the Award is made in the preparation of the Company's audited financial statements.

Section 9.2                          Performance Measurement Period.

At the time it grants a Performance-Based Award, the Committee shall establish a Performance Measurement Period for each Performance Goal.   The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined.  In no event shall the Performance Measurement Period begin earlier than 90 days prior to the date on which the Performance-Based Award is made or extend for a period of less than twelve (12) months.

Section 9.3                          Certification and Payment or Settlement.

(a)            As promptly as practicable following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been attained, shall certify such fact in writing.  Payment or settlement shall be made as promptly as practicable, and in any event within 2-1//2 months, after the end of the Performance Measurement Period.  Unless otherwise specified in the Plan or the Award Agreement, the recipient must be in continuous Service through the first day after the end of the Performance Period in order to be vested in the Award.

(b)            If the Performance Goals for a Performance-Based Award have been attained and certified, the Committee shall either:

(i)            if the relevant Vesting Date has occurred, cause the Award to be paid or otherwise settled in accordance with its terms; or

(ii)            if the relevant Vesting Date has not occurred, cause the unvested Award to be continued pending vesting or forfeiture in accordance with its terms.

To the extent that any one or more of the relevant Performance Goals have not been attained, the Performance-Based Award shall be forfeited without consideration (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount (if any) paid by the Recipient for any Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture).

(c)            If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee shall, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that, to the extent required to comply with the requirements of section 162(m) of the Code, any adjustments made in accordance with or for the purposes of this section shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of the Award to such Covered Employee.

(d)            If provided by the Committee when a Performance-Based Award is granted, to the extent that the relevant Performance Goals are achieved prior to the end of the Performance Measurement Period and certified by the Committee, a vested Performance-Based Award may be paid or otherwise settled at any time following such certification; provided, however, that, early payment to a recipient who is a Covered Employee shall conform to the requirements of section 162(m) of the Code.

Section 9.4                          Accelerated Vesting and Payment.

Unless otherwise determined by the Committee and specified in the Award Agreement for a Performance-Based Award:

(a)            in the event of the Recipient's termination of Service due to the Recipient's death or Disability, an outstanding Award will vest, as of the date of termination of Service, as to a pro-rated portion of the unvested Award computed to correspond to the portion of the Award for which expense has been accrued on the Company's financial statements; without adjustment up or down for actual achievement relative to the relevant Performance Goals; and

(b)            in the event of the Recipient's termination of Service due to the Recipient's Retirement, an outstanding Award will vest, as of the date of termination of Service, as to a pro-rated portion of the unvested Award computed to correspond to the portion of the Award for which expense has been accrued on the Company's financial statements or if less the pro-rated portion of the full Award (based on the portion of the Performance Measurement Period that has elapsed prior to retirement) that is earned based on actual achievement of the Performance Goals and will in any event be paid or settled only after the extent of achievement of the Performance Goals has been determined and certified; and

(b)            each Award that is outstanding to an Eligible Individual on the date a Change in Control occurs shall vest in full based on (i) the level of actual performance relative to the established Performance Goals as of the date of the Change in Control; or (ii) if actual performance cannot be determined, an assumption that actual performance is at the target level for each Performance Goal; and

(c)            unless otherwise specifically provided to the contrary in this section 9.4, each Award that vests in accordance with this section 9.4 shall be paid or settled, as applicable, as of the accelerated vesting date; provided however, that in the case of an Award that is a non-qualified deferred compensation plan for purposes of section 409A of the Code and the regulations thereunder, the payment acceleration is a permissible acceleration under section 409A of the Code and the regulations thereunder.

Article X

Other Provisions

Section 10.1                           Dividends and Dividend Equivalents.

(a)            Unless the Committee determines otherwise with respect to any Award (other than a Performance-Based Award) that is made in the form of issued and outstanding Shares, and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared and paid with respect to Shares subject to the Award shall be paid over to the Recipient if, as and when such dividends or distributions are paid to holders of record of Shares, and any other dividend or distribution shall be held and accumulated pending vesting.

(b)            The Committee may award dividend equivalents with respect to any Award that is denominated in Stock Units.  In such event, unless the Committee determines otherwise and specifies such determination in the relevant Award Agreement, dividend equivalents shall be paid as follows:

(i)            in the case of a Performance-Based Award, dividend equivalents with respect to dividends having a record date that is prior to the date on which applicable Performance Goals are satisfied shall be accumulated and held, pending certification of attainment of the relevant Performance Goals and shall be paid only if, when, as and to the extent of attainment of the Performance Goals; and

(ii)            dividend equivalents with respect to dividends having a record date that is prior to the date on which the Stock Units are settled shall be accumulated and paid if, as and when the related Stock Units are settled.

Section 10.2                          Voting Rights.

Unless the Committee determines otherwise with respect to any Award that is in the form of issued and outstanding Shares and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the Shares subject to the Award, shall be exercised consistent with the Board's recommendation to shareholders in each matter for which a recommendation is made and by the Committee in its discretion in all other cases.

Section 10.3                          Tender Offers.

Each Recipient to whom an Award in the form of issued and outstanding Shares is made is outstanding shall have the right to respond, or to direct the response, with respect to the related Shares, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by proxy or ballot (if the Recipient is the beneficial owner of the Shares for voting purposes) or by completing and filing, with such person who shall be independent of the Company as the Committee shall designate in its discretion (if the Recipient is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

Section 10.4                          Designation of Beneficiary.

An Eligible Individual may designate a Beneficiary to exercise any right or receive the proceeds of any Award to the Eligible Individual that may be exercisable or payable, as applicable upon or following the death of the Eligible Individual.  In the event that the Beneficiary designated by an Eligible Individual dies prior to the Eligible Individual, or in the event that no Beneficiary has been designated, any such rights or proceeds shall convey to the executor or administrator of the Eligible Individual's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 10.5                          Conditions to Issuance of Shares.

The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Article XI

Special Provisions

Section 11.1                          Tax Withholding Rights.

The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Award any taxes required by law to be withheld with respect to such Award.  Where any Person is entitled to receive

Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Award Agreement, a Recipient shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Award by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) (i) in the case of an Option or Stock Appreciation Right, the excess of the Fair Market Value of a Share on the Exercise Date over the Exercise Price per Share and (ii) in all other cases, the Fair Market Value of a Share on the relevant date.

Section 11.2                          Code Section 83(b) Elections.

If and to the extent permitted by the Committee and specified in an Award Agreement for an Award other than an Incentive Stock Option or a Performance-Based Restricted Stock Award, a Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Recipient instead of at a subsequent Vesting Date.  In such event, the Shares issued prior to their Vesting Date shall be issued in certificated form only, and the certificates therefore shall bear the legend set forth in section 7.1(b) or such other restrictive legend as the Committee, in its discretion, may specify.  In the event of the Recipient's termination of Service prior to the relevant Vesting Date or forfeiture of the Shares for any other reason, the Recipient shall be required to return all forfeited Shares to the Company without consideration therefore (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount paid by the Recipient for the Shares upon their issuance or the Fair Market Value of the Shares on the date of forfeiture).

Section 11.3                          409A Compliance.

To the extent that any Award under the Plan (other than an Option or Stock Appreciation Rights) is not paid or settled no later than 2-1/2 months after the end of the calendar year in which the Recipient's right to such payment or settlement becomes vested but is paid or settled upon termination of service, payment or settlement in the case of a Recipient who is a "specified employee" shall, to the extent required for compliance with section 409A of the Code, be deferred until and paid or settled on the first day of the sixth month to begin after "separation from service"  The terms "specified employee" and "separation from service" shall have the meanings assigned to them under section 409A of the Code and the regulations thereunder.  In no event shall any provision of the Plan or an Award Agreement applicable to an Award that is non-qualified deferred compensation plan for purposes of section 409A of the Code and the regulations thereunder be interpreted or applied to cause an impermissible acceleration of the payment date of an Award, when in the event of a Change in Control, the early achievement of performance goals or otherwise.  Each Award under the Plan that is a non-qualified deferred compensation plan for purposes of section 409A of the Code shall be administered in such manner as shall be necessary to comply with the applicable provisions of section 409A of the Code and the regulations thereunder.

Section 11.4                          Claw back and Deferral Policies.

The exercise, payment and/or settlement of any Award under the Plan shall be subject to the terms of any claw back, mandatory deferral or other policy of the Company, however denominated, established and in effect at the time of such exercise, payment or settlement.  The acceptance of an Award shall constitute the Recipient's agreement to the terms of all such policies.

Section 11.5                          Repricing Prohibited.  In no event shall the Plan or any Award made under the Plan be amended, nor shall any other action be taken or omitted (whether by cancellation and re-issuance of Awards, exchange of Awards, or cash payments in settlement  of Awards or otherwise) that has the effect of reducing the Exercise Price of any Option or Stock Appreciation Right below the Exercise Price established when the Option or Stock Appreciation Right was granted unless such amendment or other action shall have been approved by the Company's shareholders.  For this purpose, a change in the Exercise Price of an Option or Stock Appreciation pursuant to section 12.3 shall not be regarded as a reduction in Exercise Price.

Section 11.6                          Consideration for Issuance of Shares.

Notwithstanding anything in the Plan to the contrary, if any Award made hereunder contemplates or provides for the issuance of Shares in consideration of, and in advance of, the performance of future services, the consideration for the issuance of such Shares shall be deemed to have been paid and received in the form of services already rendered having an aggregate value equal to the aggregate par value of such Shares and the performance of future services shall be deemed to be a condition of the Participant's right to retain the Shares so issued.

Article XII

Amendment and Termination

Section 12.1                          Termination.

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements.

Section 12.2                          Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code or the corporate governance standards imposed under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.  No amendment to the Plan shall adversely affect the rights of any individual under an Award outstanding at the time the amendment is adopted.

Section 12.3                          Adjustments in the Event of Business Reorganization.

(a)            In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants or settlements of Awards in the aggregate to all Eligible Individuals and individually to any one Eligible Individual, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards, and (iii) the Exercise Price of Options and Stock Appreciation Rights. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Options, Stock Appreciation Rights and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options, Stock Appreciation Rights or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that any such adjustment to an Option, Stock Appreciation Right or Performance-Based Award granted to a Recipient who is a Covered Employee shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect, to the extent such requirements are intended to apply under the circumstances.

(b)            In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Equity Award and any Non-Equity Award that is denominated in or to be settled in Shares that remains outstanding shall be converted into an Award with respect to options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding Awards under this Plan and reflecting the same economic benefit, all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, such outstanding Awards be canceled as of the effective date of such merger, consolidation or other business combination in exchange for a cash payment reflecting the economic value of the Award determined in such manner as may be necessary to reflect the requirements of section 409A of the Code and the regulations thereunder.

Article XIII

Miscellaneous

Section 13.1                          Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 13.2                          No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of his or her position as a director or employee of the Company.  The Employers reserve the right to remove any participating member of the Board or dismiss any Eligible Employee or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.

Section 13.3                          Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

Section 13.4                          Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.  The federal and state courts located in the County of Kings shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any Award granted under this Plan, the Eligible Individual, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 13.5                          Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 13.6                          Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 13.7                          Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)            If to the Committee:

Dime Community Bancshares, Inc.
c/o The Dime Savings Bank of Williamsburgh
209 Havemeyer Street
Brooklyn, New York  11211

Attention:  Corporate Secretary

(b)            If to a Recipient, or Beneficiary to the Recipient's or Beneficiary's address as shown in the Employer's records.

Section 13.8                          No Contract Rights in the Absence of an Award Agreement.

Neither the establishment of the Plan nor any provision in the Plan shall be held or construed to confer on any person the right to receive any Award under the Plan or, if any Award is made, the right to any particular terms, conditions or privileges in respect thereof.

Section 13.9                          Approval of Shareholders.

The Plan shall be subject to approval by the Company's shareholders within twelve (12) months before or after the Effective Date.  Any Award granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained.  No Performance-Based Awards shall be granted after the fifth (5th) anniversary of the Effective Date unless, prior to such date, the listing of permissible Performance Goals set forth in section 9.1 shall have been re-approved by the stockholders of the Company in the manner required by section 162(m) of the Code and the regulations thereunder.